Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of October 30, 2022, is made by and among Phoenix Biotech Sponsor, LLC, a Delaware limited liability company (the “Sponsor”) as the sole holder of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of Phoenix Biotech Acquisition Corp., a Delaware corporation (“SPAC”), solely for purposes of Section 5 of this Agreement, the other Persons party hereto as “Other SPAC Insiders” set forth on the signature pages hereto (the “Other SPAC Insiders,” and together with the Sponsor, collectively, the “SPAC Insiders”), SPAC, and Intrinsic Medicine, Inc., a Delaware corporation (the “Company”). The Sponsor, SPAC and the Company shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, SPAC, the Company and OM Merger Sub, Inc., a Delaware corporation (“Merger Sub”), entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”);

WHEREAS, as of the date of this Agreement, the Sponsor owns 4,596,250 shares of Class B Common Stock; and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, the Sponsor will vote in favor of approval of the Business Combination Agreement and the transactions contemplated thereby (including the Merger).

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.    Agreement to Vote.

(a)    For so long as this Agreement is in effect, the Sponsor hereby agrees to vote at any meeting of the stockholders of SPAC, and in any action by written resolution of the stockholders of SPAC, all of the Sponsor’s shares of Class B Common Stock (together with any other Equity Securities of SPAC that the Sponsor holds of record or beneficially, as of the date of this Agreement, or of which the Sponsor acquires record or beneficial ownership after the date hereof, collectively, the “Subject SPAC Equity Securities”) in favor of the Required Transaction Proposals, and against any proposal that conflicts or materially impedes or interferes with any Required Transaction Proposals, including any SPAC Acquisition Proposal, or that would adversely affect or delay the consummation of the transactions contemplated by the Business Combination Agreement. The Sponsor shall validly execute and deliver to SPAC, on (or effective as of) the fifth (5th) Business Day following the date that the Proxy Statement/Prospectus is disseminated by SPAC to SPAC’s stockholders (following the date that the Registration Statement/Proxy Statement becomes effective), a properly completed voting proxy in the form distributed by or on behalf of SPAC in favor of the Required Transaction Proposals. In the event of any equity dividend or distribution, or any change in the equity interests of SPAC by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like prior to the Closing, the term “Subject SPAC Equity Securities” shall be deemed to refer to and include the Subject SPAC Equity Securities as well as all such equity dividends and distributions and any securities into which or for which any or all of the Subject SPAC Equity Securities may be changed or exchanged or which are received in such transaction.

2.    Waivers.

(a)    The Sponsor hereby waives, subject to, and conditioned upon, the occurrence of the Closing (for himself, herself or itself and for his, her or its, successors, heirs and assigns), to the fullest extent permitted by Law and the Governing Documents of SPAC, and agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate that the shares of Class B Common Stock held by the Sponsor convert into shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of SPAC in connection with the transactions contemplated by the Business Combination Agreement. For the avoidance of doubt, the foregoing waiver does not waive the Sponsor’s rights under Section 4.03 of the SPAC Certificate of Incorporation, that provide that in no event may any Class B Common Stock convert into shares of Class A Common Stock at a ratio that is less than one-for-one.

(b)    The Sponsor hereby waives any and all Redemption Rights in respect to the Required Transaction Proposals and shall not elect to cause SPAC to redeem any Subject SPAC Equity Securities beneficially owned or owned of record by the Sponsor in connection with the Required Transaction Proposals.

(c)    The Sponsor hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account with respect to the Subject SPAC Equity Securities.

3.    Transfer of Shares.

(a)    From the date hereof until the earlier of (i) the Closing or (ii) the valid termination of this Agreement pursuant to Section 6, the Sponsor hereby agrees that the Sponsor shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of his, her or its Subject SPAC Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of the Sponsor’s Subject SPAC Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of the Sponsor’s Subject SPAC Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law) or other disposition of any of the Sponsor’s Subject SPAC Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)), result in a sale or disposition of the Sponsor’s Subject SPAC Equity Securities or (v) take any action that would have the effect of preventing or materially delaying the performance of the Sponsor’s obligations hereunder, except (A) as affirmatively permitted by the Business Combination Agreement or (B) any Transfer that would be permitted pursuant to Section 3(d) of that certain Letter Agreement, dated as of October 5, 2021 (the “Insider Letter”), by and among SPAC and the SPAC Insiders.

(b)    From the Closing until the earlier of (i) the Lock-Up Release Date (as defined below) or (ii) the valid termination of this Agreement pursuant to Section 6, the Sponsor hereby agrees that the Sponsor shall not, directly or indirectly, Transfer any of the Sponsor’s Subject SPAC Equity Securities; provided, however, that the foregoing shall not apply to any Transfer (A) to SPAC’s officers or directors, any affiliates or family member of any of SPAC’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (B) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an Affiliate of such person or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) by private sales or transfers made in connection with the transactions contemplated by the Business Combination Agreement; and (F) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; provided, that any transferee of any Transfer of the type set forth in clauses (A) through (F) must enter into a written agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by this Agreement prior to the occurrence of such Transfer. Notwithstanding the foregoing, the Sponsor shall be permitted to distribute those Subject SPAC Equity Securities purchased by it in the private placement that closed simultaneously with the SPAC’s initial public offering to its members for no additional consideration following the Closing (a “Sponsor In-Kind Distribution”); provided, however, that (i) any public disclosure or reports filed with the U.S. Securities and Exchange Commission (the “SEC”) concerning the Sponsor In-Kind Distribution shall so indicate that such Subject SPAC Equity Securities were distributed to members of the Sponsor for no additional consideration, and (ii) no subsequent sales or transfer of such Subject SPAC Equity Securities prior to the Lock-up Release Date (as defined below) shall be permitted by the recipients of the Sponsor In-Kind Distribution, if such sale or transfer would require any public disclosure or report to be filed with the SEC. The Sponsor shall cause any and all recipients of Subject SPAC Equity Securities pursuant to the Sponsor In-Kind Distribution to agree to the restrictions in the previous sentence and shall permit the Company to rely on and enforce such agreement. For purposes of this Agreement, the “Lock-Up Release Date” means the earliest of (A) 180 days after the date of the Closing and (B) subsequent to the Closing, (x) if the last reported sale price of the Class A Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period commencing after the Closing, or (y) the date upon completion of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders of SPAC having the right to exchange their SPAC Common Stock for cash, securities or other property.

(c)    In furtherance of the foregoing, SPAC hereby agrees to (i) place a revocable stop order on all Subject SPAC Equity Securities subject to Section 3(a) and Section 3(b), including those which may be covered by a registration statement, and (ii) notify SPAC’s transfer agent in writing of such stop order and the restrictions on such Subject SPAC Equity Securities under Section 3(a) and Section 3(b) and direct SPAC’s transfer agent not to process any attempts by the Sponsor to Transfer any Subject SPAC Equity Securities except in compliance with Section 3(a) and Section 3(b); for the avoidance of doubt, the obligations of SPAC under this Section 3(c) shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Subject SPAC Equity Securities.

4.    Other Covenants. The Sponsor hereby agrees to be bound by and subject to (i) Sections 5.3(a) (Confidentiality and Access to Information) and 5.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the Sponsor is directly a party thereto, and (ii) Section 5.6(c) (Exclusive Dealing) of the Business Combination Agreement to the same extent as such provisions apply to SPAC as if the Sponsor is directly a party thereto.

5.    Termination of SPAC Class B Common Stock Lock-up Period. Each SPAC Insider and SPAC hereby agree that effective as of the consummation of the Closing (and not before), Section 3 of the Insider Letter shall be amended and restated in its entirety as follows:

“3. Reserved.”

The amendment and restatement of the Insider Letter set forth in this Section 5 shall be void and of no force and effect if the Business Combination Agreement shall be terminated for any reason in accordance with its terms.

6.    Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; and (b) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 6(b) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, (ii) Sections 2, 3(b), 5 and 10 (solely to the extent related to the foregoing Sections 2 or 5) shall each survive the termination of this Agreement pursuant to Section 6(a), and (iii) Sections 7, 8, 9 and 10 (solely to the extent related to the following Sections 7 or 9) shall survive any termination of this Agreement. For purposes of this Section 6, (x) “Willful Breach” means an intentional and willful breach, or an intentional and willful failure to perform, in each case that is the consequence of an act or omission by a Party with the knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement and (y) “Fraud” means an act or omission by a Party consisting of a false or incorrect representation or warranty expressly set forth in this Agreement with the intent that another Party rely on such representations and warranties, coupled with such other Party’s detrimental reliance on such representations and warranties under circumstances that constitute common law fraud under the Laws of the State of New York. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, or any torts based on negligence or recklessness.

7.    No Recourse. Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any non-party affiliate of the Company or SPAC, as applicable (other than the SPAC Insiders named as parties hereto, on the terms and subject to the conditions set forth herein), and (b) none of the Company’s non-party affiliates or SPAC’s non-party affiliates (other than the SPAC Insiders named as parties hereto, on the terms and subject to the conditions set forth herein) shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

8.    Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in the Sponsor’s capacity as a record holder and beneficial owner of the Subject SPAC Equity Securities, and not in the Sponsor’s (or any of its representatives’) capacity as a director, officer or employee of any SPAC Party, and (b) Subject to Section 5.8 (SPAC Stockholder Approval) of the Business Combination Agreement, nothing herein will be construed to limit or affect any action or inaction by the Sponsor or any representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of any SPAC Party or as an officer, employee or fiduciary of any SPAC Party, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such SPAC Party.

9.    No Third-Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever in connection with the matters governed by this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

10.    Incorporation by Reference. Sections 8.1 (Non-Survival), 8.2 (Entire Agreement; Assignment), 8.3 (Amendment), 8.4 (Notices), 8.5 (Governing Law), 8.7 (Construction; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures; Effectiveness), 8.15 (Waiver of Jury Trial), 8.16 (Submission to Jurisdiction) and 8.17 (Remedies) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

PHOENIX BIOTECH ACQUISITION CORP.

By:	/s/ Chris Ehrlich
	Name:	Chris Ehrlich
	Title:	Chief Executive Officer

PHOENIX BIOTECH SPONSOR, LLC

By:	/s/ Chris Ehrlich
	Name:	Chris Ehrlich
	Title:	Manager

INTRINSIC MEDICINE, INC.

By:	/s/ Alexander Martinez
	Name:	Alexander Martinez
	Title:	Chief Executive Officer

Solely for purposes of Section 5 of this Agreement, the following Other SPAC Insiders:

/s/ Chris Ehrlich
Chris Ehrlich, individually

/s/ Daniel Geffken
Daniel Geffken, individually

/s/ Brian Atwood
Brian Atwood, individually

/s/ Caroline Loewy
Caroline Loewy, individually

[Signature page to Sponsor Support Agreement]

/s/ Barbara Kosacz
Barbara Kosacz, individually

/s/ Douglas Fisher
Douglas Fisher, individually

/s/ Kathleen LaPorte
Kathleen LaPorte, individually

[Signature page to Sponsor Support Agreement]